UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 6, 2015

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 6, 2015, Cancer Genetics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Joseph Gunnar & Co., LLC and Feltl and Company, Inc., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters 3,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”) and warrants on terms described below (the “Warrants”) to purchase up to an aggregate of 3,000,000 shares of Common Stock, at a combined price of $4.00 per share and accompanying Warrant, less underwriting discounts and commissions and has granted the Underwriters an option to purchase up to an additional 450,000 shares of Common Stock and/or Warrants within 45 days after the date of the Underwriting Agreement.  The Company also agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering as well as legal fees up to $60,000; however, an allowance shall not be paid in connection with the over-allotment option if the over-allotment option is exercised.  The sale to the Underwriters is expected to close on November 12, 2015, subject to customary closing conditions.

The shares of Common Stock and Warrants will be issued pursuant to a prospectus supplement, which will be filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-196374), filed with the Securities and Exchange Commission and effective on June 5, 2014, and the related base prospectus dated June 5, 2014.

The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have agreed, severally and not jointly, to purchase all of the shares and Warrants being sold under the Underwriting Agreement if any such securities are purchased (other than the securities subject to the Underwriters’ option). Additionally, the Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary indemnification obligations of each of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. In addition, subject to certain exceptions, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering. The Company is also restricted in its ability to sell securities during such 90-day period.

The Company estimates that the net proceeds to the Company from the offering (exclusive of proceeds from the sale of shares and/or Warrants pursuant to any exercise of the Underwriters’ option described above and exclusive of proceeds, if any, from the exercise of the Warrants issued pursuant to this offering) will be approximately $10.5 million after deducting the underwriting discounts and commissions, and estimated offering expenses payable by the Company.  The Company expects to use the net proceeds received in this offering for contributions to its JV with Mayo, expansion of its sales and marketing capabilities, further research and development activities, expansion of business, strategic transactions and working capital and other general corporate purposes.

The Warrants are exercisable at any time after their original issuance, expected to be November 12, 2015, and at any time up to the date that is five years after their original issuance. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.

A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

The exercise price per whole share of Common Stock purchasable upon exercise of the Warrants is $5.00 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

We do not plan on applying to list the Warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

John Pappajohn, a director of the Company, and Edward J. Sitar, the Chief Financial Officer of the Company, have indicated that they will purchase securities priced at $400,000 and $20,000, respectively, in the offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering.

The foregoing description of the Underwriting Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Warrant, copies of which are filed herewith as Exhibit 1.1 and 4.1. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

A copy of the press release with respect to the Underwriting Agreement is furnished as Exhibit 99.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	1.1	Underwriting Agreement, dated November 6, 2015, by and between Cancer Genetics, Inc. and Joseph Gunnar & Co., LLC and Feltl and Company, Inc., as representatives of the underwriters
	4.1	Form of Warrant Agreement of Cancer Genetics, Inc.
	5.1	Opinion of Lowenstein Sandler LLP
	23.1	Consent of Lowenstein Sandler LLP (included in the opinion of Lowenstein Sandler LLP as Exhibit 5.1)
	99.1	Press Release, dated November 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ Edward J. Sitar
		Name:	Edward J. Sitar
		Title:	Chief Financial Officer

Date: November 6, 2015